AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED
MASTER LOAN AGREEMENT
THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED MASTER LOAN AGREEMENT (this “Amendment”) is made and entered into effective October 11, 2018, by and between the undersigned (“Lender”) and the undersigned, collectively (“Borrower”).
RECITALS
WHEREAS, Borrower and Lender entered into a Second Amended and Restated Master Loan Agreement dated July 20, 2016 (herein, as at any time amended, extended, restated, renewed, supplemented or modified, the “Loan Agreement”), and related loan documents (herein, as at any time amended, extended, restated, renewed, supplemented or modified, collectively the “Loan Documents”).
WHEREAS, Borrower has requested, and Lender has agreed, to (i) restructure the indebtedness under the existing Notes and extend an additional $29,000,000 of credit, as evidenced by two new promissory notes, and (ii) make modifications to certain covenants in Loan Agreement.
WHEREAS, Borrower and Lender desire to modify the Loan Agreement for the purposes stated herein.
NOW THEREFORE, for good and valuable consideration, Borrower and Lender agree as follows:

1.	The Recitals stated above are hereby incorporated herein by reference and made a part of this Amendment.
2.Except as expressly modified or changed herein, all terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and shall not be changed hereunder.
3.All terms not otherwise defined herein shall have the meaning given such term in the Loan Agreement and the other Loan Documents.
4.The following definition is restated to read as follows:
“Adjusted Consolidated EBITDDA” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of: (a) Consolidated Net Income; (b) Consolidated Interest Expense; (c) consolidated depreciation expense; (d) consolidated amortization expense; (e) consolidated depletion expense; (f) plus or minus, as the case may be, Consolidated Taxes, all as determined in accordance with GAAP; (g) distributions received by the Borrower and its Wholly Owned Subsidiaries from non-Wholly Owned Subsidiaries, and (h) plus any non-cash expense on the basis of land sold related only to Fee Timberland tract sales, but excluding from the forgoing the net income, interest expense, depreciation expense, amortization expense, depletion expense and income taxes associated with non-Wholly Owned Subsidiaries.

5.	The definition of “Indebtedness” is amended to add “or financing leases” after the words “Capital Leases” in clause (g).
6.Clause k. of the definition of “Permitted Liens” is amended to read in its entirety as follows: “Liens on Property securing Indebtedness to the extent Indebtedness is permitted under Sections 7.03 f.(vi), (vii), (ix) or (xi) hereof; and”.

Amendment No. 3 to Second Amended and Restated Master Loan Agreement (FLCA)
(Pope Resources, a Delaware Limited Partnership)

4850-4147-2113.7

7.All references in the Loan Agreement to the “Carbon River Loan” and the “Port Gamble Loan” are hereby deleted in their entirety.
8.The following new definitions are added to Section 1.01:
“Acquisition Loan” means Loan No. 6241515 in the amount of $40,000,000, to be used by Borrower (a) to provide financing for timber acquisitions including co-investments in equity timber funds managed by Olympic Resource Management, (b) for agricultural and/or business purposes, and (c) to pay Loan fees and all Lender’s reasonable transaction costs.
“Long Term Loan” means Loan No. 6241561 in the amount of $71,800,000, to be used by Borrower (a) to refinance existing debt, (b) for agricultural and/or business purposes, and (c) to pay Loan fees and all Lender’s reasonable transaction costs.
“Permitted Swap Contracts” means (a) Swap Contracts entered into with a Swap Issuer solely for the purpose of hedging or mitigating risks as to which Borrower or any of its Subsidiaries has actual exposure (i.e., not for speculative purposes), and (b) Swap Contracts entered into with a Swap Issuer in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any of its Subsidiaries.

9.	Section 2.01 of the Agreement is restated to read as follows:
2.01.    Loans. Subject to the terms and conditions set forth herein, Lender agrees to make the Acquisition Loan and the Long Term Loan to Borrower. Borrower agrees to pay all Borrower’s Obligations under the other Loan Documents according to their terms.

10.	The following new section is added as Section 2.07:
2.07.    Increase in Acquisition Loan and/or Long Term Loan.
a.    Request for Increase. Provided there exists no default under this Loan Agreement, upon notice to Lender (which shall promptly notify any participants in the Loans), Borrower may from time to time prior to the Loan Maturity Date for the Acquisition Loan and/or the Long Term Loan, request an increase in the Acquisition Loan and/or Long Term Loan by an amount (for all such requests) not exceeding $50,000,000 (an “Incremental Increase”); provided that (i) any such request for an Incremental Increase shall be in a minimum amount of $15,000,000; (ii) each Incremental Increase shall be subject to terms and conditions acceptable to Lender; and (iii) Borrower may make a maximum of three such requests. At the time of sending such notice, Borrower shall specify the time period within which Lender is requested to respond (which shall in no event be less than thirty days from the date of delivery of such notice to Lender).
b.    Notification by Lender. Lender shall notify Borrower its response to each request made hereunder.
c.    Effective Date. If either the Acquisition Facility or the Long Term Facility is increased in accordance with this Section 2.07, Lender and Borrower shall determine the desired effective date (the “Increase Effective Date”).

Amendment No. 3 to Second Amended and Restated Master Loan Agreement (FLCA)
(Pope Resources, a Delaware Limited Partnership)

4850-4147-2113.7

d.    Conditions to Effectiveness of Increase. As a condition precedent to an Incremental Increase, Borrower shall deliver to Lender a certificate dated as of the Increase Effective Date signed by a Responsible Officer (i) certifying and attaching the resolutions adopted by Borrower approving or consenting to such Incremental Increase; and (ii) certifying that, before and after giving effect to such Incremental Increase, (A) the representations and warranties contained in Section 6 herein and the other Loan Documents are true and correct, on and as of the Increase Effective Date and (B) both before and after giving effect to the Incremental Increase, no default exists. Borrower shall deliver or cause to be delivered any other customary documents, including, without limitation, legal opinions as reasonably requested by Lender in connection with any Incremental Increase.
e.    Incremental Increase. Except as otherwise specifically set forth herein, all of the other terms and conditions applicable to such Incremental Increase shall be identical to the terms and conditions applicable to the relevant Loan.

11.	Clause b. of Section 7.02 is amended by adding the word “and” at the end of clause a., deleting clause b. and re-lettering clause c. as clause b.
12.Section 7.03.f is amended by adding “or financing” after the word “capital” in clause (iii), deleting the word “and” before clause (x), substituting “; and” in lieu of the period at the end of clause (x), and adding the following new clause: “(xi) Permitted Swap Contracts.”
13.Section 9 of the Agreement is deleted in its entirety and replaced with the following:
9.    Reserved.

14.
Borrower hereby reaffirms that certain Environmental Indemnity dated June 10, 2010 (the “Environmental Indemnity”), by Borrower in favor of Lender, and acknowledges that the Environmental Indemnity (a) is valid, subsisting and enforceable and (b) covers all real estate of Borrower pledged to Lender as collateral for the Loan, whether existing on or prior to the date hereof and hereafter pledged and including, without limitation, the real estate located in Jefferson County, Washington and King County, Washington added to the Collateral Pool concurrently herewith. Borrower further acknowledges that its liability under the Environmental Indemnity is not and will not in any way be discharged, diminished, impaired or otherwise affected by the execution and delivery of this Amendment.

15.This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. This Amendment shall not be construed as a waiver of any future rights or obligations under the Loan Documents. This Amendment shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Loan Documents. Each of the Loan Documents, agreements and instruments creating, evidencing and securing the repayment of the Note shall remain in effect and is valid, binding and enforceable according to its terms, except as modified by this Amendment. Time is of the essence in the performance of the Loan Agreement and the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Lender.
16.Borrower hereby releases and forever discharges Lender and Lender’s agents, principals, successors, assigns, employees, officers, directors and attorneys, and each of them (collectively the “Releasees”), of and from any and all claims, demands, damages, suits, rights or causes of action of every kind and nature that Borrower has or may have against the Releasees (or any of them) as of the date of this Amendment, whether known or unknown, contingent or matured, foreseen or unforeseen, asserted or unasserted, including but not

Amendment No. 3 to Second Amended and Restated Master Loan Agreement (FLCA)
(Pope Resources, a Delaware Limited Partnership)

4850-4147-2113.7

limited to, all claims for compensatory, general, special, consequential, incidental and punitive damages, attorneys’ fees and equitable relief.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
[Signature Page Follows]

Amendment No. 3 to Second Amended and Restated Master Loan Agreement (FLCA)
(Pope Resources, a Delaware Limited Partnership)

4850-4147-2113.7

In Witness Whereof, the parties hereto have duly executed this Amendment to be effective as of the date first above written.

LENDER:
NORTHWEST FARM CREDIT SERVICES, FLCA

By:
Authorized Agent

BORROWER:
POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
By: Pope MGP Inc., a Delaware corporation, its Managing General Partner

By:
Thomas M. Ringo, President and CEO

Amendment No. 3 to Second Amended and Restated Master Loan Agreement (FLCA)
(Pope Resources, a Delaware Limited Partnership)

4850-4147-2113.7